Exhibits 5.1 & 23.1

ROBERT L. B. DIENER

Attorney at Law

41 Ulua Place

Haiku, HI 96708

(808) 573-6163 Fax: (310) 362-8887

rob@rdienerlaw.com

May 29, 2019

Inky

Ioanna Kallidou, President and Chief Executive Officer

36 Aigyptou Avenue

Larnaca, 6030

Cyprus

Re: Securities Being Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Inky, a company incorporated in the State of Nevada (the “Company”) in connection with the Company’s filing of its Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the initial public offering of 4,000,000 Common Shares (the “Shares”).

In connection with rendering this opinion, we have reviewed the following: (i) the Company’s articles of incorporation, as amended to date; (ii) the Company’s other constituent documents in effect on the date hereof and (iii) certain resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of the Shares.

We have reviewed such additional documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion expressed below is limited to the Law of the State of Nevada, as amended (which includes reported judicial decisions interpreting the Law of the State of Nevada).

Based upon the foregoing and upon the representations and information provided by the Company, we hereby advise you that in our opinion the Shares offered by the Company to be issued in the Offering, when issued, will be duly authorized and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” included in the Registration Statement and the related Prospectus.

Sincerely,

LAW OFFICES OF ROBERT DIENER

By:	/s/ Robert L. B. Diener
Robert L. B. Diener